                                                                   EXHIBIT 14(b)

                         UNIVERSAL FOREST PRODUCTS, INC.
                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

      Each person who has been designated by the Board of Directors of Universal Forest Products, Inc. (the "Company") as a senior financial officer of the Company shall, as a condition of employment by the Company, be required to sign and deliver to the Company the following statement:

      In my role as a senior financial officer of Universal Forest Products, Inc. (the "Company"), I certify to the Company and the Audit Committee of the Board of Directors of the Company, that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct, and to the best of my knowledge and ability:

      1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

      2. I provide constituents with information that is accurate, complete, objective, relevant, timely, and understandable.

      3. I comply with rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

      4. I act in good faith, responsibly, with due care, competence, and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated or otherwise compromised.

      5. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for my personal advantage.

      6. I share knowledge and maintain skills important and relevant to my constituents' needs.

      7.    I proactively promote ethical behavior among my professional peers.

      8. I comply with and adhere to each and all of the Company's policies and practices, including those policies governing accounting and financial reporting practices and procedures.

/s/ Eric S. Maxey                        January 15, 2003
-----------------------                  ---------------------
(signature)                              Dated